SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               PHARMANETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:    N/A
                                                                     ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
     5)  Total fee paid: N/A
                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
                                -----
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                      -----
     4)  Date Filed: N/A
                    -----

                              PHARMANETICS, INC.
                              5301 Departure Drive
                         Raleigh, North Carolina 27616

                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000
                   ----------------------------------------

TO THE SHAREHOLDERS OF
PHARMANETICS, INC.

     The Annual Meeting of Shareholders of PharmaNetics, Inc. (the "Company") will be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Tuesday May 9, 2000, at 10:30 a.m. for the following purposes:

     1. To elect a board of directors;

     2. To approve an amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of common stock from 10,000,000 to 40,000,000;

     3. To reserve an additional 350,000 shares for issuance to employees, consultants and directors under the Company's 1995 Stock Plan;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2000; and

     5. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if such shareholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report for the year ended December 31, 1999.


                      IMPORTANT -- YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                        By Order of the Board of Directors


                                        /s/ John P. Funkhouser
                                        JOHN P. FUNKHOUSER,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

Raleigh, North Carolina
April 11, 2000

                              PHARMANETICS, INC.
                             5301 Departure Drive
                         Raleigh, North Carolina 27616

                                ---------------
                                PROXY STATEMENT
                               ---------------

                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 2000


                INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of PharmaNetics, Inc., a North Carolina corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, at 10:30 a.m. on Tuesday, May 9, 2000, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 5301 Departure Drive, Raleigh, North Carolina 27616. Copies of this Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 11, 2000.


REVOCABILITY OF PROXIES

     You may revoke your proxy at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Paul Storey, Secretary), or by attending the Meeting and voting in person.


VOTING

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the nominees for director identified below; (ii) FOR approving an amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of common stock from 10,000,000 to 40,000,000; (iii) FOR reserving an additional 350,000 shares for issuance to employees, consultants and directors under the Company's 1995 Stock Plan; (iv) FOR ratification of the appointment of PricewaterhouseCoopers LLP, Raleigh, North Carolina, as independent auditors of the Company for the year ending December 31, 2000; and (v) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting but will not be counted in tabulation of votes cast on proposals presented at the Meeting. While there is no definitive statutory or case law authority in North Carolina with regard to these matters, the Company believes that its intended treatment of abstentions and broker non-votes at the Meeting is appropriate.


RECORD DATE

     Only the holders of record of the Company's Common Stock and Series A Preferred Stock at the close of business on the record date, March 31, 2000 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 7,524,334 shares of Common Stock and 120,000 shares of Series A Preferred Stock were outstanding. Shareholders will be entitled to one vote for each share of Common Stock and ten votes for each share of Series A Preferred Stock held on the Record Date.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than one and no more than nine. There are currently six directors serving on the board and the number authorized for election at the meeting is six. Therefore, six directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. Under the Company's Bylaws, shareholders desiring to nominate a person for election at the Meeting were required to give notice to the Company by March 20, 2000. Because no timely notice has been received, shareholder nominations will not be permitted. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.




NAME OF NOMINEE                        AGE   DIRECTOR SINCE
------------------------------------- ----- ---------------
        John P. Funkhouser ..........  46        1993
        William A. Hawkins ..........  46        1995
        John K. Pirotte .............  50        1996
        Stephen R. Puckett ..........  47        1996
        Philip R. Tracy .............  58        1996
        Frances L. Tuttle ...........  52        1999

     JOHN P. FUNKHOUSER was elected President, Chief Executive Officer and a director of the Company in October 1993 upon the Company's acquisition of Coeur Laboratories, Inc., which manufactures and sells disposable power injection syringes for cardiology and radiology procedures, as well as custom angiographic procedure kit manifolds ("Coeur"). Mr. Funkhouser also served as President and Chief Executive Officer of Coeur from 1992 to the Company's sale of Coeur in June 1999. Before his employment with Coeur, Mr. Funkhouser was a General Partner with Hillcrest Group, a venture capital firm, and worked for over nine years in managing venture capital portfolio companies. Mr. Funkhouser holds a B.A. from Princeton University and an M.B.A. from the University of Virginia.

     WILLIAM A. HAWKINS was elected a director of the Company in January 1995. Since June 1998, Mr. Hawkins has been the President and Chief Executive Officer of Novoste Corporation, a medical device company focused on the treatment of coronary artery disease. From April 1997 until he joined Novoste Corporation, Mr. Hawkins was a Vice President of American Home Products Corporation, a pharmaceutical company. From October 1995 until he joined American Home Products, Mr. Hawkins was President of Ethicon Endo-Surgery, Inc., a medical device company that is a subsidiary of Johnson & Johnson. From January 1995 to October 1995, Mr. Hawkins served as Vice President in charge of U.S. operations of Guidant Corporation and President of Devices for Vascular Intervention, a medical device company and a subsidiary of Guidant. Prior to joining Guidant, Mr. Hawkins held several positions with IVAC Corporation, most recently serving as President and Chief Executive Officer from 1991 until 1995. Mr. Hawkins holds a B.S. in Engineering and Biomedical Engineering from Duke University and an M.B.A. from the University of Virginia.

     JOHN K. PIROTTE has been Chairman and Chief Executive Officer of CORPEX Technologies Incorporated, a privately held company that develops and markets surface active chemical technology, since 1990. In addition, Mr. Pirotte has operated a private investment company, was Chief Financial Officer from 1979 to 1981 and Chairman and Chief Executive Officer from 1981 until 1988 of The Aviation Group, Inc., and served as a manager of Acquisition Advisory Services for an international public accounting firm. He is a founding director of North Carolina Enterprise Corp., a venture capital fund. Mr. Pirotte holds a B.A. from Princeton University and an M.S. from New York University Graduate School of Business Administration.

     STEPHEN R. PUCKETT has served as Chairman of the Board of Directors and President of MedCath Incorporated, a provider of cardiology and cardiovascular services that he founded in 1988. He has also served as Executive Vice President and Chief Operating Officer of the Charlotte Mecklenburg Hospital Authority. Mr. Puckett holds a B.S. and an M.S. in Health Management from the University of Alabama.

     PHILIP R. TRACY was President and CEO of Burroughs Wellcome Co., the United States subsidiary of Wellcome plc, a global pharmaceutical company, from 1989 until the acquisition of Wellcome by Glaxo plc in 1995. Prior to 1989, he served in various legal capacities with Burroughs-Wellcome, including Vice President and General Counsel. He has served on the boards of Wellcome Plc, the Pharmaceutical Research and Manufacturers of America, and the Non-Prescription Drug Manufacturers Association. He is currently Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and serves as a venture partner with Intersouth Partners, a venture capital firm based in North Carolina. Mr. Tracy holds a B.A. from the University of Nebraska and an L.L.B. from George Washington University School of Law, and has attended the Senior Executive Program at Stanford University.

     FRANCES L. TUTTLE was elected a director of the Company in July 1999. Since February 1999, Ms. Tuttle has served as Senior Vice President -- Critical Care Systems of Bayer Diagnostics, a Business Group of the worldwide Bayer Group. From 1979 to 1999, Ms. Tuttle served in various positions within Chiron Diagnostics, which was purchased by Bayer Diagnostics in September 1998, most recently as Senior Vice President of the Immunodiagnostics division. Ms. Tuttle holds a B.S. in accounting from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the year ended December 31, 1999, the Board of Directors held six formal meetings, excluding actions that were taken by unanimous written consent during the year. Of the members serving on the board for the entire year, each attended at least 75% of the 1999 meetings of the Board of Directors and Board committees of which they were a member, except for Mr. Hawkins who attended 67% of the meetings.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board has no Nominating Committee. The Audit Committee currently consists of Messrs. Pirotte and Tracy. The Audit Committee held two meetings during 1999. The Audit Committee makes recommendations to the Board of Directors concerning its review of the Company's internal controls, accounting system and the annual audit, and regarding the selection of independent auditors. The Compensation Committee currently consists of Messrs. Pirotte and Puckett. The Compensation Committee recommends employee salaries and incentive compensation to the Board of Directors and administers the Company's stock option plans. During 1999, the Compensation Committee held two meetings, excluding actions that were taken by unanimous written consent during the year.


VOTE REQUIRED

     The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE MANAGEMENT NOMINEES LISTED ABOVE.


            PROPOSAL NO. 2 -- APPROVAL OF AN INCREASE IN THE NUMBER
                      OF AUTHORIZED SHARES OF THE COMPANY

     The Board of Directors has approved and recommends that the shareholders adopt an amendment to the Amended and Restated Articles of Incorporation of the Company to increase the total authorized common shares of the Company from 10,000,000 shares to 40,000,000 shares.

     Of the 10,000,000 shares of common stock currently authorized, 7,524,334 shares have been issued, 1,200,000 shares have been reserved for issuance upon conversion of the Series A Preferred Stock and 1,412,771 have been reserved for issuance upon exercise of outstanding options and warrants. Thus, additional shares of common stock are needed to enable the Company to fulfill its existing and future obligations to its Preferred Shareholders and obligations under the Company's stock option plan for employees, directors and consultants upon exercise of options. The Board believes that the increased number of authorized shares of common stock also will provide several long-term advantages to the Company and its shareholders. The Company could pursue acquisitions or enter into other transactions involving the issuance of stock that provide the potential for growth and profit. In addition, the availability of additional shares of authorized common stock would make any future transactions dependent on the issuance of additional shares less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions.


VOTE REQUIRED

     Approval of the increase in the number of authorized shares of the Company requires the affirmative vote of the holders of at least at majority of the outstanding shares of the Company's common stock and Preferred Stock eligible to vote and voting together as a single class.

     Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the Meeting. In accordance with North Carolina law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Meeting. Abstentions and broker non-votes, if any, will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS VOTING "FOR" THE APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES OF THE COMPANY.


        PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN

GENERAL

     The Company's 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors in September 1995 and approved by the shareholders in November 1995. The 1995 Plan, as amended, authorizes for issuance a maximum of 1,188,150 shares of Common Stock, 350,000 of which are subject to shareholder approval at the Meeting. As of March 31, 2000, without giving effect to the proposed amendment, 824,525 shares had either been issued under the 1995 Plan or were subject to outstanding options thereunder and only 13,625 shares remained available for future grant thereunder, which the Board of Directors believes is insufficient to meet the Company's anticipated needs with respect to the issuance of additional options to employees (including new hires), consultants and directors of the Company.

     The 1995 Plan provides for grants of options to employees, consultants and directors of the Company and its affiliates. It also allows for the grant of stock bonuses and purchase rights, but no purchase rights have been granted to date. As of March 31, 2000, all employees are eligible to receive grants under the 1995 Plan. Each stock option granted under the 1995 Plan is evidenced by a written stock option agreement between the Company and the optionee. The acceptable methods of payment for shares issued upon exercise of an option consist of cash, check, and, in the discretion of the Board of Directors, by promissory note, net exercise or any combination of the foregoing. The Company has full recourse with respect to any promissory note given by an optionee. The exercise price of options granted under the 1995 Plan is determined on the date of grant, and in the case of incentive stock options (within the meaning of Section 422 of the Code) must be at least 100% of the fair market value at the time of grant. As of March 31, 2000, the fair market value of the Company's Common Stock, as quoted on the Nasdaq Stock Market, was $14.875 per share.

     At the time an option is granted, the Board (or its committee) determines the period within which the option may be exercised. Options granted to employees under the 1995 Plan generally become exercisable in increments, based on the optionee's continued employment with the Company, over a period of four years. The form of option agreement generally provides that options granted under the 1995 Plan expire ten years from the date of grant. Options granted pursuant to the 1995 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     The 1995 Plan may be administered by the Board of Directors of the Company or a committee of directors designated by the Board. The Compensation Committee currently administers the 1995 Plan. The Board or Committee may amend the 1995 Plan at any time or from time to time or may terminate the 1995 Plan without the approval of the shareholders, provided that shareholder approval is required for any amendment to the 1995 Plan requiring shareholder approval under applicable law as in effect at the time. However, no action by the Board of Directors, Committee or shareholders may alter or impair any option previously granted under the 1995 Plan. The Board or Committee may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 1995 Plan will terminate in September 2005, unless terminated sooner by the Board or Committee.


TAX CONSEQUENCES OF OPTIONS

     An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss upon disposition will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income, if any, recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with exercise of such option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.


PROPOSED AMENDMENT

     On March 16, 2000, the Board of Directors adopted an amendment to the 1995 Plan increasing the number of shares reserved for issuance thereunder by 350,000. Prior to this amendment, a total of only 13,625 shares remained available for future grant under the 1995 Plan, which the Board of Directors believes is insufficient to meet the Company's anticipated needs with respect to the issuance of additional options to employees (including new hires), consultants and directors of the Company.

     At the Meeting, the shareholders are being asked to approve the above-described amendment to the 1995 Plan increasing the number of shares authorized for issuance thereunder by 350,000 shares.


VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Preferred Stock, voting together as one class, present or represented by proxy and voting on this proposal at the Meeting will be required to approve the amendment to the 1995 Plan.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1995 PLAN.


      PROPOSAL NO. 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm PricewaterhouseCoopers LLP ("PWC"), Raleigh, North Carolina, to serve as the independent auditors of the Company for the year ending December 31, 2000, and recommends that the shareholders ratify such action. If the appointment of PWC is not ratified by the shareholders, the Board of Directors will reconsider its selection. PWC has audited the accounts of the Company since 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of PWC are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of PWC.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.


                               OTHER INFORMATION
PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock and Series A Preferred Stock as of the Record Date by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock,
(2) each current director of the Company, (3) each of the Company's President and four most highly compensated executive officers other than the President whose cash compensation for the year ended December 31, 1999 exceeded $100,000 and one additional executive officer who otherwise would have been includable in the table on the basis of his 1999 compensation but for the fact that he was no longer an executive officer of the Company at the end of 1999 (collectively, the "Named Executive Officers"), and (4) all current directors and executive officers of the Company as a group. As of the Record Date, the Company had 7,524,334 shares of Common Stock and 120,000 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into ten shares of Common Stock. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated. Share ownership in the case of Common Stock includes shares issuable upon conversion of Series A Preferred Stock and upon exercise of outstanding options and warrants that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person. Percentage voting power is calculated assuming the Common Stock and the Series A Preferred Stock vote together as one class with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to ten votes.



                                                                     SHARES BENEFICIALLY OWNED
                                                      --------------------------------------------------------
                                                               COMMON STOCK           SERIES A PREFERRED STOCK
                                                      ------------------------------- ------------------------    PERCENTAGE
                                                           NUMBER OF      PERCENT OF   NUMBER OF   PERCENT OF    TOTAL VOTING
                                                            SHARES           CLASS       SHARES       CLASS         POWER
                                                      ------------------ ------------ ----------- ------------  -------------
Bayer Diagnostics Corporation .......................   600,000          8.0%                --         --           6.9%
     63 North Street
     Medfield, MA 02052
Davenport & Co ......................................   654,535(1)       8.7%                --         --           7.5%
     901 E. Cary Street, Suite 1100
     Richmond, VA 23219
Joseph H. Sherrill, Jr ..............................   540,597(2)       7.1%            6,000         5.0%          6.1%
     1510 Stickney Point Road
     Sarasota, FL 34231
Special Situations Funds(3) .........................   300,000(4)       3.8%           25,000        20.8%          2.9%
     153 East 53rd Street
     New York, NY 10022
Elliot Bossen .......................................   120,000(5)       1.6%           10,000         8.3%          1.1%
     3100 Tower Boulevard, #1104
     Durham, NC 27707
Leonardo, L.P. ......................................   240,000(6)       3.1%           20,000        16.7%          2.3%
     245 Park Avenue
     New York, NY 10167
HCI Healthcare Investments, Limited .................   240,000(7)       3.1%           20,000        16.7%          2.3%
c/o Bermuda Trust (Cayman) Limited
     P.O. Box 513
     Grand Cayman, Cayman Islands
Hull Capital Corp.(8) ...............................    84,000(9)       1.1%            7,000         5.8%            *
     152 West 57th Street, 11th Floor
     New York, NY 10019
AIG Sound Shore Funds(3) ............................    78,000(10)      1.0%            6,500         5.4%            *
     1281 East Main Street, 3rd Floor
     Stamford, CT 06902
John P. Funkhouser ..................................   367,410(11)      4.7%                --         --             *
Michael D. Riddle ...................................    74,751(12)      1.0%                --         --             *
Dick D. Timmons II ..................................    40,000(13)        *                 --         --             *
Peter J. Scott ......................................    26,000(14)        *                 --         --             *
Cynthia G. Pritchard, Ph.D. .........................    36,164(15)        *                 --         --             *
Andras Gruber, M.D.(19) .............................        --           --                 --         --            --
William A. Hawkins ..................................    10,532(16)        *                 --         --             *
Stephen R. Puckett ..................................     9,000(17)        *                 --         --             *
John K. Pirotte .....................................     8,000(17)        *                 --         --             *
Philip R. Tracy .....................................     8,000(17)        *                 --         --             *
Frances L. Tuttle ...................................        --           --                 --         --            --
All current executive officers and directors
 as a group (5 directors and 6 executive officers) ..   588,607(18)      7.3%                --         --             *


---------
     * Less than one percent.

(1) As reported in the Schedule 13G dated January 7, 2000 filed with the Securities and Exchange Commission by Davenport & Company LLC. Consists of shares held by individuals who are customers, or representatives (or members of a representatives' immediate family), of Davenport & Company LLC, which disclaims beneficial ownership.

(2) As reported in the Schedule 13G dated January 14, 2000 filed with the Securities and Exchange Commission by Joseph H. Sherrill Jr. Includes 60,000 shares of common stock issuable to Mr. Sherrill upon conversion of shares of Series A Preferred Stock and a warrant to purchase 12,000 shares of Common Stock, both of which he acquired in February 2000.

(3) Consists of three separate but affiliated limited partnerships or companies.

(4) Consists of 250,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 50,000 shares issuable upon exercise of a warrant, both acquired in February 2000.

(5) Consists of 100,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 20,000 shares issuable upon exercise of a warrant, both acquired in February 2000.

(6) Consists of 200,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 40,000 shares issuable upon exercise of a warrant, both acquired in February 2000.

(7) Consists of 200,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 40,000 shares issuable upon exercise of a warrant, both acquired in February 2000.

(8)   Consists of two separate but affiliated limited partnerships or companies.

(9) Consists of 70,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 14,000 shares issuable upon exercise of a warrant, both acquired in February 2000.

(10) Consists of 65,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 13,000 shares issuable upon exercise of a warrant, both acquired in February 2000.

(11)  Includes 340,410 shares underlying options.

(12)  Consists solely of shares underlying options.

(13)  Includes 35,000 shares underlying options.

(14)  Includes 25,000 shares underlying options.

(15)  Includes 19,528 shares underlying options.

(16)  Includes 4,532 shares underlying options.

(17)  Includes 2,000 shares underlying options.

(18)  Includes shares referenced in footnotes (11) through (17).

(19)  Left the Company in October 1999.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION.

     The following table reflects all cash and noncash compensation paid by the Company to the Named Executive Officers for their services in all capacities during the years ended December 31, 1999, 1998 and 1997:

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                            ANNUAL COMPENSATION       -------------
                                            -------------------          OPTIONS/      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY       BONUS         SARS       COMPENSATION
------------------------------------- ------ ------------ ----------- ------------- ---------------
John P. Funkhouser,                   1999    $ 225,000    $ 11,000      120,000             --
 President, Chief Executive Officer   1998      185,000      25,000           --             --
                                      1997      185,000          --       30,000         37,900(1)
Michael D. Riddle,                    1999      150,000      15,000       78,000             --
 Vice President, Sales,               1998      125,000          --           --             --
 Marketing & Business Development     1997      125,000      10,000        5,000             --
Dick Timmons II                       1999      140,000       7,000       40,000             --
 Chief Operating Officer              1998      125,000          --           --             --
                                      1997       28,767          --       50,000             --
Peter J. Scott                        1999      120,000       6,000       20,000             --
  Vice President, Quality             1998       95,000          --           --             --
  Assurance and Regulatory Affairs    1997       19,000          --       40,000             --
Cynthia G. Pritchard, Ph.D.           1999      110,000       5,000       14,000             --
  Executive Director, Research &      1998      105,000          --           --             --
  Development                         1997      105,000          --        5,000             --
Andras Gruber, M.D.                   1999      150,000          --           --             --
  Chief Scientific and Medical        1998       23,333          --       50,000             --
   Officer(2)                         1997           --          --           --             --

---------
(1) Consists of club initiation fees

(2) Left the Company in October 1999.



     OPTION GRANTS, EXERCISES AND HOLDINGS AND FISCAL YEAR-END OPTION VALUES.

     The following table summarizes all option grants during the year ended December 31, 1999 to the Named Executive Officers.


               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999



                                                                                          POTENTIAL REALIZABLE
                                                    % OF TOTAL                              VALUE AT ASSUMED
                                     NUMBER OF        OPTIONS                            ANNUAL RATES OF STOCK
                                       SHARES       GRANTED TO     EXERCISE              PRICE APPRECIATION FOR
                                     UNDERLYING    EMPLOYEES IN    OR BASE                   OPTION TERM(2)
                                      OPTIONS       FISCAL YEAR   PRICE PER   EXPIRATION ----------------------
NAME                                  GRANTED          1999        SHARE(1)      DATE        5%         10%
--------------------------------- --------------- -------------- ----------- ----------- ---------- -----------
 John P. Funkhouser .............      20,000(3)         4%        $ 5.25       1/7/09    $ 66,034   $167,343
                                      100,000(4)        22%        $ 6.00     11/24/09    $377,337   $956,245
 Michael D. Riddle ..............      15,000(3)         3%        $ 5.25       1/7/09    $ 49,525   $125,550
                                       63,000(4)        14%        $ 6.00     11/24/09    $237,510   $602,280
 Dick D. Timmons II .............       5,000(3)         1%        $ 5.25       1/7/09    $ 16,500   $ 41,850
                                       35,000(4)         8%        $ 6.00     11/24/09    $131,950   $334,600
 Peter J. Scott .................       5,000(3)         1%        $ 5.25       1/7/09    $ 16,500   $ 41,850
                                       15,000(4)         3%        $ 6.00     11/24/09    $ 56,550   $143,400
 Cynthia G. Pritchard, Ph.D. ....      14,000(4)         3%        $ 6.00     11/24/09    $ 52,800   $133,900
 Andras Gruber, M.D. ............          --           --             --           --          --         --

---------

(1) The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.

(2) The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) This grant was made in January 1999 and becomes exercisable over four years from the date of grant, based on continued employment with the Company. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

(4) This grant was made in November 1999 and becomes exercisable in full five years from the date of grant, based on continued employment with the Company. The vesting of such shares shall be accelerated, not more than 25% per year, if certain share prices are achieved for a 20 day trading period during each year for the next four years. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, unless the compounded rate of return of the Company's stock price from the date of grant is less than 35% and unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

     The following table sets forth information concerning option, exercises and holdings as of December 31, 1999 by the Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF UNEXERCISED OPTIONS AT   VALUE OF UNEXERCISED IN-THE-MONEY
                                                                    DECEMBER 31, 1999           OPTIONS AT DECEMBER 31, 1999 (1)
                                                           ----------------------------------- ----------------------------------
                                       SHARES      VALUE
                                      ACQUIRED    REALIZED
NAME                                ON EXERCISE      $      EXERCISABLE(2)   UNEXERCISABLE(2)   EXERCISABLE(2)   UNEXERCISABLE(2)
---------------------------------- ------------- --------- ---------------- ------------------ ---------------- -----------------
 John P. Funkhouser ..............        --           --      310,410           135,000          $2,352,755         $468,750
 Michael D. Riddle ...............        --           --       54,001            80,500          $  399,260         $278,500
 Dick D. Timmons .................        --           --       25,000            65,000          $  106,250         $240,000
 Peter J. Scott ..................        --           --       20,000            40,000          $   85,000         $153,750
 Cynthia G. Pritchard, Ph.D. .....     5,064      $16,888       37,242            16,500          $  254,353         $ 56,125
 Andras Gruber, M.D. .............        --           --           --                --                  --               --

---------
(1) Calculated by subtracting the exercise price from $9.25, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1999, the last business day of the fiscal year ended December 31, 1999, and multiplying the difference by the number of shares underlying each option.

(2) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable option



CHANGE OF CONTROL ARRANGEMENTS

     In the interest of promoting organizational stability in the context of a potential acquisition or change of control, the Company entered into a change of control agreement with Mr. Funkhouser in October 1997. Under this agreement, if Mr. Funkhouser resigns or his employment by the Company is terminated for any reason within two (2) years following a change of control of the Company, he is entitled to receive a severance payment from the Company, payable in full and in cash within 30 days, equal to two (2) times the total compensation paid by the Company to Mr. Funkhouser, including all wages, salary, bonuses and incentive compensation, during the twelve (12) months preceding the year in which the severance obligation becomes payable.


COMPENSATION OF DIRECTORS

     Each of the Company's non-employee directors receives $2,500 per year, $1,000 per Board meeting, and $500 per committee or telephonic meeting, that he or she attends. In 1999, each non-employee director received 3,000 shares of Common Stock upon re-election to the Board. All directors are reimbursed by the Company for expenses incurred to attend Board meetings.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is currently composed of Messrs. Pirotte and Puckett. The Committee also administers the Company's stock plans.

     Neither the material in this report nor the performance graph included in this proxy statement under the heading " -- Performance Graph" (the "Performance Graph") is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of an executive's compensation on the Company's performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock and stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company's employees.

     Each year, the Committee reviews the Company's executive compensation program. In its review, the Committee uses compensation survey data prepared by outside consultants to study the compensation packages for executives of companies at a comparable stage of development and in the Company's geographic area. The Committee assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous fiscal year. The Committee also gauges the success of the compensation program in achieving its objectives in the previous year and considers the Company's overall performance objectives. For compensation paid to the Chief Executive Officer and other Named Executive Officers in 1999, no reference was made to the data for comparable companies included in the Performance Graph.

     Each element of the Company's executive compensation program is discussed below.

     BASE SALARIES. The Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for fiscal 1999 were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of the Company's historic and recent financial and operational performance and the individual's contribution to that performance, the individual's performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

     INCENTIVE COMPENSATION. Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. Because it had been in the early stages of development, the Company did not pay cash bonuses prior to fiscal 1995. In 1999, the Company paid cash bonuses to its executive officers based on the achievement of Company objectives established in the beginning of 1999.

     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation plan for its executive officers is based upon the Company's stock plans. The Company believes that placing a portion of its executives' total compensation in the form of stock or stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's shareholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Options generally vest over four years based on continued employment. In determining the number of options to grant an executive, the Board primarily considered the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Committee's policy to grant options at fair market value unless particular circumstances warrant otherwise.

     BENEFITS. The Company believes that it must offer a competitive benefits program to attract and retain key executives. During fiscal 1999, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's compensation is based on the same elements and measures of performance as is the compensation for the Company's other executive officers. The Committee approved a base salary for Mr. Funkhouser for fiscal 1999 of $225,000 based on the same factors as were considered in determining the base salaries of the other executive officers.

     SECTION 162(M) OF THE CODE. It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

          Submitted by: THE COMPENSATION COMMITTEE
                        John K. Pirotte
                        Stephen R. Puckett


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are currently Messrs. Pirotte and Puckett. Messrs. Pirotte and Puckett were not at any time during the fiscal year ended December 31, 1999 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder returns for the Company, the CRSP Total Market Return Index of the NASDAQ Stock Market and the CRSP NASDAQ Pharmaceutical Stocks Total Return Index. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.)

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)

[GRAPH APPEARS BELOW WITH THE FOLLOWING INFORMATION:]

                         12/95     12/96     12/97     12/98     12/99
                        -------   -------   -------   -------   -------
NASDAQ                  $100.00   $123.04   $150.76   $212.39   $386.09
PEER GROUP - PHARMA      100.00    100.31    103.58    131.92    245.51
PHARMANETICS             100.00     35.23     72.73     47.73     84.09

---------
(1) Assumes $100 invested on December 11, 1995 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the Nasdaq CRSP Total Market Return Index, and the Nasdaq Pharmaceutical Stocks Total Return Index (the "Pharmaceutical Index"). Total return assumes reinvestment of dividends.


CERTAIN TRANSACTIONS

     In August 1998, the Company entered into a Common Stock Purchase Agreement with Chiron Diagnostics Corporation ("Chiron Diagnostics"), pursuant to which the Company issued and sold to Chiron Diagnostics an aggregate of 600,000 shares of its Common Stock in exchange for $6,000,000 cash, or $10.00 per share. In November 1998, Bayer acquired Chiron Diagnostics and made it a part of Bayer Diagnostics. Bayer Diagnostics currently owns approximately 8.0% of the Company's outstanding Common Stock. The Common Stock Purchase Agreement provides, among other things, that Bayer Diagnostics will not acquire more than 20% of the Company's voting securities, except where a third party accumulates or attempts to buy specified percentages of the Company's voting stock. Except under limited circumstances, Bayer Diagnostics cannot transfer its shares to an unaffiliated person unless the Company is first offered the right to purchase such shares. Except with respect to certain significant events (including a sale or dissolution of the Company), Bayer Diagnostics also agreed to vote its shares in accordance with the recommendation of the Company's Board or in not less than the proportion as the votes cast by other shareholders. In addition, the Company agreed to include in the slate of nominees recommended by the Company for election as directors of the Company at the 1999 annual meeting one person designated by Bayer Diagnostics and reasonably acceptable to the Company. Last year's Board nominee designated by Bayer Diagnostics and approved by the Company was Frances L. Tuttle. Ms. Tuttle has been nominated by the Company again this year. The Company also granted to Bayer Diagnostics registration rights with respect to the purchased shares and the right to receive notification of and to make a competing bid with respect to certain change of control transactions. In the event of a change in control transaction at less than $10.00 per share, the Company must pay Bayer Diagnostics the difference between $10.00 and the price per share in the transaction, unless Bayer Diagnostics has failed to meet its minimum purchase requirements under the Distribution Agreement between them.

     In February 2000, the Company completed a $12 million private placement of preferred stock convertible into common stock at $10 per share, together with attachable 5-year warrants to purchase an additional 240,000 shares of common stock at $10 per share. Joseph Sherrill Jr., a greater than 5% shareholder, participated in this financing by investing $600,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) reports were filed on a timely basis except for Forms 5 on behalf of Dick Timmons and Peter Scott, each an executive officer of the Company, which forms were filed late to report the grant of options to purchase 50,000 and 40,000 shares, respectively, in December 1997.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholders having proposals that they desire to present at next year's annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Raleigh, North Carolina, not later than December 11, 2000. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. Proposals may be mailed to Secretary, PharmaNetics, Inc., 5301 Departure Drive, Raleigh, North Carolina 27616.


                                 OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.


                                             By Order of the Board of Directors


                                             /s/ John P. Funkhouser
                                             JOHN P. FUNKHOUSER,
                                             PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER

********************************************************************************
                                    APPENDIX


                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PROXY
                              PHARMANETICS, INC.
                             5301 Departure Drive
                         Raleigh, North Carolina 27616
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 9, 2000

 The undersigned hereby appoints John P. Funkhouser and Paul T. Storey, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and/or Series A Preferred Stock of PharmaNetics, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on March 31, 2000, at the Annual Meeting of Shareholders to be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Tuesday, May 9, 2000, at 10:30 a.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.
  (1) Election of Directors:
    [ ] FOR ALL NOMINEES LISTED BELOW   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
        (except as marked to                NOMINEES LISTED BELOW
         the contrary)

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

         John P. Funkhouser   William A. Hawkins   John K. Pirotte
         Stephen R. Puckett   Philip R. Tracy   Frances L. Tuttle

  (2) To approve an amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of common stock from 10,000,000 to 40,000,000
     [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

  (3) To reserve an additional 350,000 shares for issuance to employees, consultants and directors under the Company's 1995 Stock Plan
     [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

  (4) To ratify the selection of PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending December 31, 2000.
     [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

     (5) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
  [ ] GRANT AUTHORITY   [ ] WITHHOLD AUTHORITY

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------
 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
 HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
 WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.


                                                 -------------------------------
                                                            Signature



                                                 -------------------------------
                                                      Additional Signature,
                                                         if held Jointly

                                                 Please date and sign exactly
                                                 as name appears on your stock
                                                 certificate. Joint owners
                                                 should each sign personally.
                                                 Trustees, custodians,
                                                 executors and others signing
                                                 in a representative capacity
                                                 should indicate the capacity
                                                 in which they sign.

                                                 Date:_____________, 2000

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS PROXY CARD
                                                 PROMPTLY USING THE ENCLOSED
                                                 ENVELOPE, WHETHER OR NOT YOU
                                                 PLAN TO BE PRESENT AT THE
                                                 MEETING. IF YOU ATTEND THE
                                                 MEETING, YOU CAN VOTE EITHER
                                                 IN PERSON OR BY YOUR PROXY.